Exhibit 99(h)(1)(iii)

October 12, 2012

State Street Bank and Trust Company

John Hancock Tower

200 Clarendon Street

Boston, Massachusetts 02116

Attention: Carol Agranat, Vice President – JHT/17

Re: Mercer Funds (formerly known as MGI Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Mercer Global Low Volatility equity Fund (the “Portfolio”).

In accordance with the Administration Agreement dated as of August 12, 2005 by and between the Fund and State Street Bank and Trust Company (“State Street”) (as successor by merger to Investors Bank & Trust Company) (as amended, restated, supplemented or otherwise modified from time to time, the “Administration Agreement”), the undersigned Fund hereby requests that State Street act as Administrator for the Portfolio under the terms of the Administration Agreement.

An updated Appendix A to the Administration Agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

Mercer Funds
on behalf of:
Mercer Global Low
Volatility equity Fund

By:	/s/ Stan Mavromates
Name:	Stan Mavromates
Title:	Vice President and Chief Investment Officer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date:	October 12, 2012

Appendix A

to

Administration Agreement

by and between

Mercer Funds

and

State Street Bank and Trust Company
(as successor by merger to Investors Bank & Trust Company)

Dated as of August 12, 2005

Updated as of October 12, 2012

Mercer Funds

Mercer US Large Cap Growth Equity Fund

Mercer US Large Cap Value Equity Fund

Mercer US Small/Mid Cap Growth Equity Fund

Mercer US Small/Mid Cap Value Equity Fund

Mercer Non-US Core Equity Fund

Mercer Core Opportunistic Fixed Income Fund

Mercer US Short Maturity Fixed Income Fund

Mercer Emerging Markets Equity Fund

Mercer Global Low Volatility EquityFund